Exhibit 99.1

Revised First Quarter 2023 Non-GAAP Financial Measures

Cutera, Inc. (Nasdaq: CUTR) (“Cutera” or the “Company”) hereby provides an update of its Non-GAAP financial measures for the first quarter ended March 31, 2023.

CUTERA, INC.
RECONCILIATION OF GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
TO NON-GAAP GROSS PROFIT, GROSS MARGIN AND OPERATING INCOME
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31, 2023
	Gross Profit	Gross Margin	Operating Income

Reported	$21,632	39.7%	$(26,601)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,599	2.9%	3,587
Stock-based compensation	364	0.7%	3,386
ERP implementation costs	—	—	518
Legal	—	—	652
Severance	119	0.2%	315
Other adjustments	—	—	585
Total adjustments	2,082	3.8%	9,043
Adjusted	$23,714	43.5%	$(17,558)

	Three Months Ended March 31, 2022
	Gross Profit	Gross Margin	Operating Income

Reported	$31,788	54.8%	$(13,157)
Adjustments:
Depreciation and amortization including contract acquisition costs	76	0.1%	1,079
Stock-based compensation	459	0.8%	4,043
ERP implementation costs	—	—	3,976
Legal	—	—	254
Total adjustments	535	0.9%	9,352
Adjusted	$32,323	55.7%	$(3,805)